[L.P. MARTIN & COMPANY LETTERHEAD]
                              4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23050
                                 (804) 346-2626



                          INDEPENDENT AUDITORS' REPORT








                        Consent of Independent Auditors'







The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia





We consent to the use of our report dated June 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Timbers Apartments for the twelve month period ended April 30, 1998, for inclusion in a filing by Cornerstone Realty Income Trust, Inc. on Form 8-K and for incorporation by reference into the following registration statements of Cornerstone Realty Income Trust, Inc.



Registration Statement Number          Description



333-24871               Form S-8, pertaining to the Company's
                        1992 Non-Employee Directors Stock
                        Option Plan, Special Non-Employee
                        Directors Stock Option Plan, and
                        Non-Employee Directors  Fees Plan



333-24875               Form S-8, pertaining to the Company's 1992
                        Incentive Plan



333-34441               Form S-3, Shelf Registration Statement,
                        pertaining to the registration of $200 million of Common Stock, Preferred Stock and
                        Debt Securities



333-19187               Form S-3, pertaining to the Company's
                        Dividend Reinvestment and Share Purchase
                        Plan









June 30, 1998




                                          LP Martin & Co., P.C.